Exhibit 10.7

Form of Power of Attorney

I,                     , a citizen of the People’s Republic of China (“China”) with Chinese Identification Card No.       , and a holder of % of the entire shares of Shanghai Noah Investment Management Co., Ltd. (“Shanghai Noah”) (“My Shareholding”), hereby irrevocably authorize Shanghai Fuzhou Investment Consulting Co., Ltd. (“Shanghai Fuzhou”) to exercise the following rights relating to My Shareholding during the term of this Power of Attorney:

Shanghai Fuzhou is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders’ meetings of Shanghai Noah; 2) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and Shanghai Noah’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative (chairperson), the director, supervisor, the chief executive officer and other senior management members of Shanghai Noah.

Shanghai Fuzhou is hereby authorized to designate any person as my exclusive agent and attorney to sign on behalf of myself with respect of My Shareholding any and all legal documents necessary for Shanghai Fuzhou and/or any other entity or individual designated by Shanghai Fuzhou to obtain my Shareholding without any encumbrance, including without limitation the Share Transfer Agreement according to which Shanghai Fuzhou and/or any other entity or individual designated by Shanghai Fuzhou will be transferred with My Shareholding.

All the actions associated with My Shareholding conducted by Shanghai Fuzhou shall be deemed as my own actions, and all the documents related to My Shareholding executed by Shanghai Fuzhou shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by Shanghai Fuzhou.

Shanghai Fuzhou is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.

This Power of Attorney shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of Shanghai Fuzhou.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to Shanghai Fuzhou through this Power of Attorney, and shall not exercise such rights by myself.